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                                                                  EXHIBIT 10.5.6

                        PACIFIC GATEWAY EXCHANGE, INC.
                       RESTRICTED STOCK AWARD AGREEMENT


     THIS AGREEMENT, dated as of the 30th day of December, 1997 (the "Award Date") and entered into by and between Pacific Gateway Exchange, Inc. (the "Company") and Howard Neckowitz (the "Employee"),

                               WITNESSETH THAT:
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     WHEREAS, the Company maintains the Pacific Gateway Exchange, Inc. 1997
Long-Term Incentive Plan (the "Plan").

     WHEREAS, the Compensation Committee has awarded the Employee shares of Restricted Stock under the Plan;

     NOW, THEREFORE, IT IS AGREED between the Company and the Employee as follows:

     1.   Restricted Stock.  Subject to the terms of this Agreement, the Company
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hereby awards the Employee 75,000 shares of Restricted Stock under the Plan.

     2.   Restrictions on Stock.  During the Restricted Period (as defined in
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paragraph 4):

     (a) the Restricted Stock may not be sold, assigned transferred, pledged or otherwise encumbered;

     (b) the certificate representing such shares of Restricted Stock shall be registered in the name of the Employee and shall be deposited with the Company, together with a stock power (in such form as the Company may determine); and

     (c) the Employee shall be treated as a shareholder with respect to the Restricted Stock, including the right to vote such Restricted Stock and all dividend rights associated with such Restricted Stock.

     3.   Transfers at Termination of Restricted Period.  Unless forfeited
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earlier under paragraph 5, at the end of the Restricted Period with respect to the Restricted Stock, the certificate representing such Stock shall be transferred to the Employee (or the Employee's legal representative or heir) free of all restrictions.

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     4.   Restricted Period.  The "Restricted Period" shall be the period
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commencing on the Award Date and ending on the tenth anniversary of the Award
Date. The Employee shall vest in the Restricted Stock at the rate of 10% per year until the earlier of his termination of employment with the Company or the tenth anniversary of the Award Date.

     In the event of the death or total disability of the Employee while employed by the Company or in the event of Employee's termination by the Company for reasons other than cause (as defined in Employee's employment agreement) the Employee shall become 100% vested in the Restricted Stock as of such date.

     5.   Forfeiture of Restricted Stock.  Except as provided otherwise in
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paragraph 4 above, if the Employee's employment with the Company and Related
Companies terminates for any reason prior to the end of the Restricted Period with respect to any shares of Restricted Stock awarded under paragraph 1, such shares of Restricted Stock shall be forfeited and the Employee shall have no further rights with respect to such shares.

     6.   Withholding.  This Award is subject to withholding of all applicable
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taxes.

     7.   Change in Control.  Ten days prior to the occurrence of a Change in
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Control, the Restricted Period shall end with respect to all shares of
Restricted Stock awarded under this Agreement. A "Change in Control" shall be deemed to occur on the earliest of the existence of one of the following events:

     (a) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of common stock of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Corporation, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be;

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     (b)  individuals who, as of the Plan's effective date, constitute the Board
          (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened "election contest" relating to the election of the directors of the Company (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

     (c) approval by the Company's shareholders of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 50% of, respectively, the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or of a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

     For purposes of this paragraph 7, the term "Voting Stock" of the Company means all classes of capital stock of the Company then outstanding and normally entitled to vote in the election of directors.

     8.   Agreement Not Contract of Employment.  This Agreement does not
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constitute a contract of employment, and does not give the Employee the right to be retained in the employ of the Company or an affiliate or the right to continue as a director of the Company.

     9.   Definitions.  Except where the context clearly implies or indicates
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the contrary, a word, term, or phrase used in the Plan is similarly used in this
Agreement.

     10.  Administration.  The authority to manage and control the operation and
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administration of the Plan and this Agreement shall be vested in the Committee designated under the Plan, and such Committee shall have all the powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

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     11.  Plan Governs.  The terms of this Agreement shall be subject to the
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terms of the Plan, a copy of which may be obtained by the Employee from the office of the Secretary of the Company.

     IN WITNESS WHEREOF, the Employee has hereunto set his hand and the Company has caused these presents to be executed in its name and on its behalf, all as of the date first above written.


                                       ______________________________
                                       Employee


                                       PACIFIC GATEWAY EXCHANGE, INC.


                                       By____________________________
                                       Its_________________________

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